STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy	OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall

2250 Las Vegas Blvd North, Suite 400

North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/19/2023

Work Order Item Number:	W2023051802069-2916503

Filing Number:	20233208015

Filing Type:	Amendment After Issuance of Stock

Filing Date/Time:	5/18/2023 1:13:00 PM

Filing Page(s):	3

Indexed Entity Information:

Entity ID: E6832322020-3	Entity Name: Dakota Gold Corp.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

JEFF N. FAILLERS, P.C.

241 RIDGE STREET STE 210, RENO, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR

 Secretary of State

Commercial Recording Division

202 N. Carson Street

Filed in the Office of	Business Number E6832322020-3
FVAguilar	Filing Number 20233208015
Secretary of State State Of Nevada	Filed On 5/18/2023 1:13:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: DAKOTA GOLD CORP. Entity or Nevada Business Identification Number (NVID): E6832322020-3
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: >50%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/15/2022

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article 8 is being amended to increase the number of Authorized Shares (attach additional page(s) if necessary)
6. Signature: (Required)	X "Daniel Cherniak" — Secretary Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article 8 of the Articles of Incorporation of the Company is hereby amended to increase the total number of Authorized Shares to 300,000,000 shares with a par value of $0.001 per share.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/15/2022

SECOND AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DAKOTA GOLD CORP.
a Nevada corporation
* * * * *
Pursuant to Chapter 78
of the Nevada Revised Statutes
* * * * *

Dakota Gold Corp., a Nevada corporation (the "Corporation"), DOES HEREBY CERTIFY as follows:

1. The name of the corporation is Dakota Gold Corp. The Articles of Incorporation (the "Articles of Incorporation") were filed with the Secretary of State of the State of Nevada (the "Secretary of State") on May 26, 2020. The Corporation filed a Certificate of Change to its Articles of Incorporation and a Certificate of Amendment to its Articles of Incorporation with the Secretary of State on March 8, 2022 and March 29, 2022, respectively.

2. Article 8 of the Articles of Incorporation, as amended, is hereby deleted and replaced in its entirety to read as follows:

Number of Authorized shares with Par value: 300,000,000	Par value: $0.001
Number of Common shares with Par value:	Par value: $
Number of Preferred shares with Par value:	Par value: $
Number of shares with no par value:	

   If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.

3. Except as provided in this amendment, the Articles of Incorporation, as amended, are unchanged and remain in full force and effect.

4. This Second Amendment to the Articles of Incorporation has been duly adopted in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Articles of Incorporation to be executed by its duly authorized officer as of the 18th day of May, 2023.

Dakota Gold Corp.,
a Nevada corporation

"Daniel Cherniak"

By: Daniel Cherniak
Its: Director of Legal & Corporate Secretary